                                                                     EXHIBIT 3.1


              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                            OF ORTHALLIANCE, INC.

OrthAlliance, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

1. The present name of the Corporation is OrthAlliance, Inc. The Corporation was originally incorporated under the name "Premier Orthodontic Group, Inc." and its original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on October 21, 1996.

2. This Amended and Restated Certificate of Incorporation (the "Amended Certificate") was duly adopted by the Board of Directors of the Corporation (the "Board") and by the sole stockholder of the Corporation in accordance with Sections 228, 242, and 245 of the DGCL.

3. This Amended Certificate restates and amends the certificate of incorporation of the Corporation, as heretofore amended, supplemented and/or restated (the "Existing Certificate").

4. This Amended Certificate shall become effective at 8:00 A.M. (Wilmington, Delaware time) on the 12th day of August, 1997 (the "Effective Time") pursuant to Section 103(d) of the DGCL.

5. At the Effective Time, each share of the Corporation's common stock, $.001 par value per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified as and changed into one validly issued, fully paid, and non-assessable share of Class A Common Stock authorized by subparagraph (a) of Article 4 of the Amended Certificate, without any action by the holder thereof. Each certificate that theretofore represented a share or shares of Old Common Stock shall thereafter represent that number of shares of Class A Common Stock into which the share or shares of Old Common Stock represented by such certificate shall have been reclassified.

6. The text of the Existing Certificate is amended and restated in its entirety as set forth on Exhibit A attached hereto.

         IN WITNESS WHEREOF, the Corporation has caused this Amended Certificate to be duly executed this 11th day of August, 1997.



                                          ORTHALLIANCE, INC.

                                          By: /s/ Paul Hayase
                                              ----------------------------------
                                              Paul Hayase, Senior Vice President



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                                  EXHIBIT A

                            AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION
                                     OF
                             ORTHALLIANCE, INC.


         1. The name of the Corporation is:

                OrthAlliance, Inc.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. (a) The Corporation is authorized to issue 90,250,000 shares of capital stock, of which 70,000,000 shares shall be shares of Class A Common Stock, $0.001 par value ("Class A Common Stock,"), 250,000 shares shall be shares of Class B Common Stock, $0.001 par value ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and 20,000,000 shares shall be shares of Preferred Stock, $0.001 par value ("Preferred Stock").

            (b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions of each class of the Common Stock are as follows:

                (1) (i)        At each annual or special meeting of
stockholders, in the case of any written consent of stockholders in lieu of a meeting and for all other purposes, each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Class A Common Stock standing in such person's name on the stock transfer records of the Corporation, and each holder of record of Class B Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Class B Common Stock standing in such person's name on the stock transfer records of the Corporation. Except as otherwise required by law and subject to the rights of holders of any series of Preferred Stock of the Corporation that may be issued from time to time, the holders of shares of Class A Common Stock and of shares of Class B Common Stock shall vote as a single class on all matters with respect to which a vote of the stockholders of the Corporation is required under applicable law, the Certificate of Incorporation of the Corporation, or the Bylaws of the Corporation (the "Bylaws"), or on which a vote of stockholders is otherwise duly called for by the Corporation, including, but not limited to, the election of directors, matters concerning the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, mergers or consolidations with another entity or entities, dissolution of the Corporation and amendments to the Certificate of Incorporation of the Corporation (the "Certificate").





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                                    (ii)      Neither the holders of shares of
Class A Common Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.

                           (2)      Subject to the rights of the holders of
shares of any series of Preferred Stock, and subject to any other provisions of the Certificate, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Corporation's Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. If at any time a dividend or other distribution in cash, stock or other property is paid on the shares of Class A Common Stock or shares of Class B Common Stock, a like dividend or other distribution in cash, stock or other property shall also be paid on shares of Class B Common Stock or shares of Class A Common Stock, as the case may be, in an equal amount per share. In the case of any split, subdivision, combination or reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

                           (3)      In the event of any liquidation,
dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution, after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

                           (4)      In the event of any corporate merger,
consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of shares of Class A Common Stock or the holders of shares of Class B Common Stock, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall receive the same consideration on a per share basis.

                           (5)      No holder of shares of Class A Common Stock
or Class B Common Stock shall be entitled to preemptive or subscription rights.

                           (6)      (i)       Except as provided in this
subparagraph (b)(6) of this Article 4, no person holding record ownership of shares of Class B Common Stock may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, except to such holder's spouse, parents, siblings, lineal descendants, a trust for the benefit of any such person or as determined by will or laws of descent.

                                    (ii)      Notwithstanding anything to the
contrary herein, the Corporation shall not register the transfer of any shares of Class B Common Stock unless the transferee and the transferor of such Class B Common Stock have furnished such affidavits and




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



other proof as the Corporation may reasonably request to establish that such proposed transferee is a permitted transferee.

                                    (iii)     The Corporation shall include on
the certificates for shares of Class B Common Stock a legend referring to the restrictions on transfer and registration of transfer imposed by this subparagraph (b)(6) of Article 4.

                                    (iv)      The term transfer shall include
any direct or indirect transfer (by sale, assignment, gift, bequest, appointment or otherwise).

                                    (v)       For purposes of this subsection
(b)(6) of Article 4:

                                              a)     The relationship of any
                                    person that is derived by or through legal adoption shall be considered a natural one.

                                              b)     Each joint owner of shares
                                    of Class B Common Stock shall be considered a holder of such shares.

                                              c)     A minor for whom shares of
                                    Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a holder of such shares.

                           (7)      With respect to the Class B Common Stock:

                                    (i) There shall be specific prices at which
shares of the Class A Common Stock are traded in the public market on an exchange or over the counter market that require holders of the Class B Common Stock to have shares of Class B Common Stock converted into shares of Class A Common Stock (collectively, the "Conversion Prices"). Each Conversion Price shall be deemed to have been attained at the end of the trading day on which the average of the closing prices of the Class A Common Stock over the preceding 20 consecutive trading days equals or exceeds such Conversion Price. The closing prices will be those reported on the Nasdaq National Market, or by such other over-the-counter market or exchange, as applicable (the "Trading Market"). The first Conversion Price shall equal 150% of the price at which shares of the Class A Common Stock are sold to the public (the gross amount paid by investors without deduction for underwriters' discounts and commissions) in the initial public offering of the Class A Common Stock of the Corporation (the "Initial Public Offering") pursuant to a registration statement filed with the Securities and Exchange Commission on Form S-1, as amended (the "Registration Statement"). The second Conversion Price shall be 120% of the first Conversion Price. The third Conversion Price shall be 120% of the second Conversion Price. The fourth Conversion Price shall be 120% of the third Conversion Price. The fifth Conversion Price shall be 120% of the fourth Conversion Price. Appropriate adjustments shall be made to all Conversion Prices to reflect changes in the capital structure of the Corporation including, but not limited to, stock splits or stock dividends.




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                                    (ii)      Upon the attainment of each of
the Conversion Prices, a number of shares of Class B Common Stock equal to one-fifth of the total number of shares of Class B Common Stock outstanding on the day the first Conversion Price is attained (up to 50,000 shares of Class B Common Stock) shall be converted to shares of Class A Common Stock. Notwithstanding the foregoing, if one or more of the Conversion Prices is attained in the manner described in subparagraph (b)(7)(i) of this Article 4 on or before the 180th day after the first trading day of the Class A Common Stock on the Trading Market (the "Effective Date"), then such shares of Class B Common Stock shall not convert to Class A Common Stock until the 181st day after the Effective Date.

                                    (iii)     Upon attaining each Conversion
Price pursuant to subparagraph (b)(7)(i) of this Article 4, a pro rata share of all Class B Common Stock held by each holder of Class B Common Stock shall be converted in accord with subparagraph (b)(7)(ii) of this Article 4 into eight
(8) validly issued, fully paid and non-assessable shares of Class A Common Stock without further action on the part of the holder thereof or the Corporation (except the cancellation of stock certificate(s) representing the applicable shares of Class B Common Stock and the issuance of certificate(s) representing the number of shares of Class A Common Stock into which such shares of Class B Common Stock are converted).

                                    (iv)      Upon the sixth anniversary of the
Effective Date (the "Final Conversion Date"), all shares of Class B Common Stock not previously converted to Class A Common Stock pursuant to subparagraphs
(b)(7)(i), (ii) or (iii) or (b)(8) of this Article 4 shall automatically convert into one validly issued, fully paid and non-assessable share of Class A Common Stock without further action on the part of the holder thereof or the Corporation (except the cancellation of stock certificate(s) representing the applicable shares of Class B Common Stock and the issuance of certificate(s) representing the number of shares of Class A Common Stock into which such shares of Class B Common Stock are converted).

                           (8)      At any time and from time to time on or
after the 181st day after the Effective Date, each share of Class B Common Stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Class A Common Stock. At the time of a voluntary conversion, the record holder of shares of Class B Common Stock shall deliver to the principal office of the Corporation or any transfer agent for shares of the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation specifying the number of shares of Class B Common Stock to be converted into shares of Class A Common Stock and stating the name or names (with addresses) and denominations in which the certificate or certificates representing the shares of Class A Common Stock issuable upon such conversion are to be issued and including instructions for the delivery thereof. Conversion shall be deemed to have been effected at the time when delivery is made to the Corporation or to the transfer agent of both such written notice and the certificate or certificates representing the shares of Class B Common Stock to be converted or such later time as may be specified in such written notice, and as of such time each person named in such written notice as the person to whom a certificate representing shares of Class A Common Stock is to be issued shall be deemed to be the holder of record of the number of shares of Class A Common Stock to be evidenced by that certificate. Delivery of such



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certificates and such written notice shall obligate the Corporation to issue such shares of Class A Common Stock, and thereupon the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such record holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such record holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such record holder.

                           (9)      In the event of the conversion of less than
all of the shares of Class B Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of subparagraphs (b)(7) or
(8) of this Article 4, the Corporation shall execute and deliver to or upon the written order of the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted.

                           (10)     The Corporation hereby reserves and shall
at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that all of the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges. The Corporation shall take all action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any Trading Market upon which the shares of Class A Common Stock are or may be listed.

                           (11)     Subject to applicable law, the Corporation
shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors of the Corporation shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors of the Corporation shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

                            (12)     Except as expressly set forth herein, the
rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock shall be in all respects identical.

                  (c) Preferred Stock. The Board is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issuance





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of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

         5. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article 5 shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law ("DGCL"), or (iv) for any transaction from which the director derives an improper personal benefit. If the DGCL is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent then permitted by the DGCL, as so amended.

         Any repeal or modification of the foregoing provisions of this Article 5 by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         6. (a) The Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

           (b) In addition, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized in this Article 6.




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            (c) Subparagraphs (a) and (b) to the contrary notwithstanding, the
Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of the Corporation's securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful.

            (d) The rights to indemnification and to the advancement of expenses conferred in this Article 6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate, the Bylaws, by agreement, vote of stockholders or disinterested directors, or otherwise.

         7. The Corporation shall have perpetual existence.

         8. The number of Directors of this Corporation shall be up to nine (9), with the exact number set as provided in the Bylaws.

         9. (a) The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors of the Corporation. The term of the initial Class I directors shall terminate on the date of the Corporation's 1998 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the Corporation's 1999 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the Corporation's 2000 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Corporation's Board of Directors, however resulting, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director elected to fill a vacancy shall hold office only until the next annual meeting of stockholders and until their successors shall be elected and shall qualify.





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             (b) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate or the resolution or resolutions adopted by the Corporation's Board of Directors pursuant to Article 4 applicable thereto, and such directors so elected shall not be divided into classes pursuant to this
Article 9 unless expressly provided by such terms.

         10. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of more than fifty percent (50%) of the outstanding stock of the Corporation then entitled to vote generally for the election of directors, considered for purposes of this Article 10 as one class.

         11. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

         12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.




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